UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 10, 2011

American Assets Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35030	27-3338708
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130		92130
(Address of principal executive offices)		(Zip Code)

(858) 350-2600

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2011, American Assets Trust, Inc. (the “Company”) issued a press release regarding its financial results for the period ended March 31, 2011. Also on May 10, 2011, the Company made available on its website at www.americanassetstrust.com certain supplemental information concerning the Company’s financial results and operations for the period ended March 31, 2011. Copies of the press release and supplemental information are attached hereto as Exhibits 99.1 and 99.2, respectively.

Exhibits 99.1 and 99.2, are being furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01	Regulation FD Disclosure.

As discussed in Item 2.02 above, the Company issued a press release regarding its financial results for the period ended March 31, 2011 and made available on its website certain supplement information relating thereto.

The information being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired: None

(b)	Pro forma financial information: None

(c)	Shell company transactions: None

(d)	Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1**	Press release issued by American Assets Trust, Inc. on May 10, 2011.

99.2**	American Assets Trust, Inc. Supplemental Information for the period ended March 31, 2011.

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

By:	/s/ Robert F. Barton

Robert F. Barton
Executive Vice President, CFO

May 10, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release issued by American Assets Trust, Inc. on May 10, 2011.

99.2	American Assets Trust, Inc. Supplemental Information for the period ended March 31, 2011.